UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2010
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2010, at the Nu Skin Enterprises, Inc. (the “Company”) 2010 Annual Meeting of Shareholders (the “Annual Meeting”), the Company’s shareholders adopted and approved the Nu Skin Enterprises, Inc. 2010 Omnibus Incentive Plan (the “2010 Plan”), which previously had been approved by the Company’s Board of Directors and Compensation Committee, subject to shareholder approval.

The 2010 Plan provides a flexible range of equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of the Company’s business in responding to changing circumstances over time.  Employees, including executive officers, members of the Board of Directors, and consultants may participate in the 2010 Plan as designated by the Compensation Committee.  The types of stock awards that will be available for grant under the 2010 Plan include stock options, stock appreciation rights, restricted stock, and performance awards.  Subject to certain adjustments, a total of seven million shares of the Company’s common stock are proposed to be authorized for grant under the 2010 Plan.  The 2010 Plan shall be administered by the Compensation Committee of the Board of Directors, or a subcommittee thereof.  The Compensation Committee has the authority to designate participants, determine the type(s), number, terms and conditions of awards, subject to the terms of the 2010 Plan; and make all other decisions and determinations that may be required under the 2010 Plan.  The Board of Directors may alter, amend, suspend, or terminate the 2010 Plan in any respect at any time, subject to stockholder approval where such approval is required by applicable law or stock exchange rules.  Unless earlier terminated by the Compensation Committee, the 2010 Plan will expire on the tenth anniversary of the date of shareholder approval. No awards will be granted under the 2010 Plan after that date.

The above description of the 2010 Plan is qualified in its entirety by reference to the full text of the 2010 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.  A more detailed summary of the 2010 Plan can be found in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2010.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The following proposals were approved by the Company’s shareholders at the Annual Meeting:

•	The election of a Board of Directors consisting of eleven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;
•	The approval of the 2010 Plan; and
•	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The voting results were as follows:

	For	Withhold	Against	Abstain	Broker Non-Votes
Election of Directors:
Nevin N. Andersen	51,378,492.66	1,407,238	-	-	5,197,060
Daniel W. Campbell	42,271,085.66	10,514,645	-	-	5,197,060
E.J. “Jake” Garn	42,115,594.66	10,670,136	-	-	5,197,060
M. Truman Hunt	51,203,275.66	1,582,455	-	-	5,197,060
Andrew D. Lipman	37,484,020.66	15,301,710	-	-	5,197,060
Steven J. Lund	47,105,751.66	5,679,979	-	-	5,197,060
Patricia A. Negrón	42,081,313.66	10,704,417	-	-	5,197,060
Thomas R. Pisano	51,381,318.66	1,404,412	-	-	5,197,060
Blake M. Roney	50,455,216.66	2,330,514	-	-	5,197,060
Sandra N. Tillotson	50,464,958.66	2,320,772	-	-	5,197,060
David D. Ussery	42,114,331.66	10,671,399	-	-	5,197,060

Approval of the 2010 Plan	44,677,573.66	-	8,068,321	39,832	5,197,064

Ratification of Pricewaterhouse Coopers LLP	56,722,250.66	-	1,223,802	36,738	-

Item 7.01.                      Regulation FD Disclosure.

The Company has filed with the SEC a prospectus supplement pursuant to Rule 424(b)(3) which contains additional risk factor information.  The additional risk factor information is also contained in Exhibit 99.1 hereto, which exhibit is incorporated by reference into this Item 7.01.

Item 9.01                 Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Nu Skin Enterprises, Inc. 2010 Omnibus Incentive Plan

99.1	Risk Factors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ D. Matthew Dorny
D. Matthew Dorny
Vice President
Date:  June 1, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Nu Skin Enterprises, Inc. 2010 Omnibus Incentive Plan

99.1	Risk Factors